UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 12, 2025

Date of Report (Date of earliest event reported)

SMC Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-56558
(Commission File Number)	(IRS Employer Identification No.)

9170 Glades Road, Suite 150, Boca Raton, Florida, 33434
(Address of principal executive offices)

(360) 820-5973
(Registrant’s telephone number, including area code)

____________________________________________
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SMCE	OTC

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Letter of Intent to Acquire Flax Tech, Ltd.

On January14, 2025, SMC Entertainment, Inc., (the “Company”) entered into a Letter of Intent to acquire 100% of Flax Tech, Ltd, a United Kingdom corporation (“Flax”).  Flax is a developing Crypto disruptor company and participates in the creation of a disruption platform for research, AI interaction and trading.  The acquisition is subject to the parties executing a definitive purchase agreement by February 15, 2025, (“Purchase Agreement”).  The closing of the Purchase Agreement will be subject to the completion of customary due diligence and contingent upon Flax’s completion of PCAOB audited financial statements.

Under the terms of the Letter of Intent, the total consideration to be paid by the Company 100% of Flax would be $3,500,000. The consideration is payable in multiple parts, including a) the issuance by the Company of a convertible promissory note in the principal amount of $750,000; b) 441,176,470 restricted shares of the Company’s Common Stock at a share price of $0.0017, valued at $750,000, and c) $2,000,000 in working capital over the next 24 months based on certain milestones being reached.  SMCE may also fund up to $150,000 at closing.

If closed, the acquisition would result in Flax becoming a wholly-owned subsidiary of the Company, and all associated Flax proprietary technology, relevant IT, and infrastructure to run the platform, would be included in the acquisition. As a wholly owned subsidiary, following the closing of  Flax will be led by its founder and president, Surya Chowdhury.

The foregoing description of the Letter of Intent in Item 1.01 is qualified by the terms of the full text of the Letter of Intent attached hereto as Exhibit 10 and the terms thereof are incorporated herein by reference.

ITEM 5.02 APPOINTMENT AND DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS.

Appointment of Chief Financial Officer

On January 17, 2025, Mr. Eric Sherb, CPA, of EMS Consulting Services, was appointed as the Company’s Chief Financial Officer.

Mr. Sherb is a CPA with 19 years of experience in accounting advisory, auditing and mergers and acquisitions. He began his career at PricewaterhouseCoopers, where he worked as a senior associate from July 2008 to January 2013. Mr. Sherb has several years’ experience in mid-size audit and consulting firms with clients in a variety of industries. Following his time at PricewaterhouseCoopers, Mr. Sherb served as Audit Manager at RBSM LLP, and Senior Manager at CFGI. Since October 2018, Eric has been a founder and owner of EMS Consulting Services, LLC. He has extensive experience in financial reporting for pre-revenue startups to large public entities, including bookkeeping, consolidation, financial statement preparation and analysis, management and investor reporting, financial modeling and audit and IPO readiness. Mr. Sherb has provided technical advisory on complex transactions, including debt/equity financings, business combinations, revenue recognition, lease arrangements, etc. Mr. Sherb has helped clients establish and improve financial operations, including system implementation, compensation structures and the creation of accounting policies and processes. Mr. Sherb graduated with a Bachelor of Business Administration from Emory University in Accounting and Finance.

On January 12, 2025, Mr. Bryan Feinberg resigned from his position as Director of the Company.  Mr. Feinberg’s resignation is not the result of a disagreement with SMC, and he continues to work with us as a consultant.

ITEM 7.01 - REGULATION FD DISCLOSURE.

On January 21, 2025, the Company issued a press release announcing that the Company entered into a Letter of Intent to acquire 100% of Flax Tech, Ltd, and that Eric Sherb, CPA was appointed as Chief Financial Officer.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 hereto are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Letter of Intent with Flax Tech, Ltd. dated January 14, 2025
99.1	Press Release dated January 21, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMC Entertainment, Inc.

By:	/s/ Erik Blum
Erik Blum, Chief Executive Officer

Date:  January 22, 2025

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